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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 20, 2002




                                 PERRIGO COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)







   MICHIGAN                     0-19725                        38-2799573
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(State of other               (Commission                  (I.R.S. Employer
Jurisdiction of               File Number)                  Identification
 Incorporation)                                             Number)




515 Eastern Avenue, Allegan, Michigan                             49010
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451
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ITEM 5.  Other Events

The Perrigo Company announced that it has entered into settlement agreements with certain defendants in a civil antitrust lawsuit. The terms of the settlements resulted in aggregate payments, net of attorney fees and expenses, to the Company of $20.1 million on May 17, 2002, for claims against these defendants.

In the fourth quarter of fiscal 2002, the Company will recognize a pre-tax gain of $20.1 million. The effect on net income and earnings per share will be approximately $12.9 million and $.17, respectively. The payments will be included in unusual litigation in the consolidated statement of income.

The case is proceeding to trial and discovery is ongoing with the few remaining defendants. The Company can make no prediction as to the outcome of the litigation with these defendants.





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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PERRIGO COMPANY
                                              (Registrant)



                                              By: /s/Douglas R. Schrank
                                                  ------------------------------
Dated: May 20, 2002                               Douglas R. Schrank
                                                  Executive Vice President and
                                                  Chief Financial Officer